EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2008, which appears on page F-2 of the Annual Report on Form 10-KSB for ProUroCare Medical Inc. for the year ended December 31, 2007.

/s/  VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
March 28, 2008